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
                                                                                                                    Exhibit 12.1

                                             HEALTH AND RETIREMENT PROPERTIES TRUST
                                       COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                          (Dollars in thousands, except ratio amounts)



                                                                           For the Years Ended December 31,
                                             ----------------------------------------------------------------------------------

                                                    1997             1996              1995            1994            1993
                                             ----------------------------------------------------------------------------------
Income before gain on sale of properties
  and extraordinary items                            $112,204           $77,164          $61,760         $57,878        $37,738
Fixed charges                                          38,564            23,279           26,218          10,096          6,529
Adjusted Earnings                                    $150,768          $100,443          $87,978         $67,974        $44,267
                                             ================ ================= ================ ===============  =============

Fixed Charges:
Interest expense                                      $36,766           $22,545          $24,274          $8,965         $6,217
Amortization of deferred financing costs                1,798               734            1,944           1,131            312
Total Fixed Charges                                   $38,564           $23,279          $26,218         $10,096         $6,529
                                             ================ ================= ================ ===============  =============

Ratio of Earnings to Fixed Charges                       3.9x              4.3x             3.4x            6.7x           6.8x
                                             ================ ================= ================ ===============  =============

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